Exhibit 10.1

LIBOR TRANSITION AMENDMENT

THIS LIBOR TRANSITION AMENDMENT (this “Amendment”), dated as of May 11, 2023 (the “Amendment Effective Date”), is entered into among EMINENT, INC., a Delaware corporation, ALLIANCE APPAREL GROUP, INC., a Delaware corporation, and ADVANCE DEVELOPMENT, INC., a Delaware corporation (collectively and individually, as applicable, the “Borrower”), the guarantor(s) party hereto (the “Guarantor(s)”), and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, the lenders from time to time party thereto (the “Lenders”), and Bank of America, N.A., as Administrative Agent, inter alios, have entered into that certain Amended and Restated Credit Agreement dated as of March 23, 2021 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Agreement”);

WHEREAS, certain loans, disbursements and/or other extensions of credit (the “Loans”) under the Agreement denominated in U.S. Dollars (“Dollars”) incur or are permitted to incur interest, fees, commissions or other amounts based on the London Interbank Offered Rate as administered by the ICE Benchmark Administration (“LIBOR”) in accordance with the terms of the Agreement; and

WHEREAS, applicable parties under the Agreement have determined in accordance with the Agreement that LIBOR for Dollars should be replaced with a successor rate in accordance with the Agreement and, in connection therewith, the Administrative Agent has determined that certain conforming changes are necessary or advisable.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Defined Terms. Capitalized terms used herein but not otherwise defined herein (including on any Appendix attached hereto) shall have the meanings provided to such terms in the Agreement, as amended by this Amendment.

2.
Agreement. Notwithstanding any provision of the Agreement or any other document related thereto (the “Loan Documents”) to the contrary, the parties hereto hereby agree that the terms set forth on Appendix A shall apply to the Loans. For the avoidance of doubt, to the extent provisions in the Agreement apply to the Loans and such provisions are not specifically addressed by Appendix A, the provisions in the Agreement shall continue to apply to the Loans.

3.
Conflict with Loan Documents. In the event of any conflict between the terms of this Amendment and the terms of the Agreement or the other Loan Documents, the terms hereof shall control.

4.
Conditions Precedent. This Amendment shall become effective upon receipt by the Administrative Agent of counterparts of this Amendment, properly executed by the Borrower, each Guarantor, the Lenders and the Administrative Agent.

5.
Miscellaneous.

(a)
The Loan Documents, and the obligations of the Borrower and the Guarantor(s) under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Amendment is a Loan Document.

(b)
The Borrower and each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents.

To the extent the obligations of the Borrower and the Guarantor(s) under the Agreement and the other Loan Documents (the “Obligations”) are secured, the Borrower and each Guarantor (i) agrees that the security agreement and the other collateral documentation (collectively, the “Collateral Documents”) continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (ii) confirms its grant of security interests pursuant to the Collateral Documents to which it is a party as collateral for the Obligations, and (iii) acknowledges that all liens granted (or purported to be granted) pursuant to the Collateral Documents remain and continue in full force and effect in respect of, and to secure, the Obligations.

Each Guarantor hereby reaffirms its obligations under the guaranty relating to the Agreement and agrees that its obligation to guarantee the Obligations is in full force and effect as of the date hereof.

(c)
The Borrower and each Guarantor represents and warrants that:

(i)
The execution, delivery and performance by it of this Amendment is within its organizational powers and has been duly authorized by all necessary organizational, partnership, member or other action, as applicable, as may be necessary or required.

(ii)
This Amendment has been duly executed and delivered by it, and constitutes a valid and binding obligation of it, enforceable against it in accordance with the terms hereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(iii)
The execution and delivery by it of this Amendment and performance by it of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (A) contravene the terms of its Organization Documents, (B) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (x) any contractual obligation to which it is a party or affecting it or the properties of it or any subsidiary thereof or (y) any order, injunction, writ or decree of any governmental authority or any arbitral award to which it or any subsidiary thereof or its property is subject or (C) violate any Applicable Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (B), to the extent that such conflict, breach, contravention or payment, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(iv)
Before and after giving effect to this Amendment, (A) all representations and warranties of it set forth in the Loan Documents are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality (after giving effect to such materiality qualification)) on and as of the Amendment Effective Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality (after giving effect to such materiality qualification)) as of such earlier date), and (B) no Default or Event of Default exists under the Agreement or any other Loan Document.

(d)
This Amendment may be in the form of an electronic record (in “.pdf” form or otherwise) and may be executed using electronic signatures, which shall be considered as originals and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed Amendment which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed Amendment converted into another format, for transmission, delivery and/or retention.

(e)
Any provision of this Amendment held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)
The terms of the Agreement with respect to governing law, submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER: EMINENT, INC.,

a Delaware corporation

By: /s/ Jodi Lumsdaine Chapin

Name: Jodi Lumsdaine Chapin

Title: General Counsel

ALLIANCE APPAREL GROUP, INC.,

a Delaware corporation

By: /s/ Jodi Lumsdaine Chapin

Name: Jodi Lumsdaine Chapin

Title: General Counsel

ADVANCE DEVELOPMENT, INC.,

a Delaware corporation

By: /s/ Jodi Lumsdaine Chapin

Name: Jodi Lumsdaine Chapin

Title: General Counsel

GUARANTOR(S): TWIST HOLDINGS, LLC,

a Delaware limited liability company

By: /s/ Jodi Lumsdaine Chapin

Name: Jodi Lumsdaine Chapin

Title: General Counsel

REVOLVE GROUP, INC.,

a Delaware corporation

By: /s/ Jodi Lumsdaine Chapin

Name: Jodi Lumsdaine Chapin

Title: General Counsel

FWRD, LLC,

a California limited liability company

By: /s/ Jodi Lumsdaine Chapin

Name: Jodi Lumsdaine Chapin

Title: General Counsel

ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A.,

as Administrative Agent

By: /s/ L. Daniel Menendez

Name: L. Daniel Menendez

Title: Vice President

LENDERS: BANK OF AMERICA, N.A.,

as a Lender

By: /s/ L. Daniel Menendez

Name: L. Daniel Menendez

Title: Vice President

Appendix A

TERMS APPLICABLE TO TERM SOFR LOANS

1.
Defined Terms. The following terms shall have the meanings set forth below:

“Administrative Agent’s Office” means, with respect to Dollars, the Administrative Agent’s address and, as appropriate, account specified in the Agreement with respect to Dollars, or such other address or account with respect to Dollars as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Applicable Rate” means the Applicable Rate, Applicable Margin, Margin or any similar or analogous definition in the Loan Documents applicable to a benchmark or to the Base Rate. For the avoidance of doubt, different Applicable Rates may apply to different rates under the Loan Documents. If there is no such definition in the Loan Documents because the margin is a specified amount, the “Applicable Rate” shall be the amount specified as the margin in the Loan Documents.

“Base Rate” means the Base Rate, Alternative Base Rate, ABR, Prime Rate or any similar or analogous definition in the Loan Documents.

“Base Rate Loans” means a Loan that bears interest at a rate based on the Base Rate.

“Borrowing” means a Committed Borrowing, Borrowing, or any similar or analogous definition in the Agreement. If there is no such definition in the Agreement, “Borrowing” shall mean a borrowing consisting of simultaneous Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the applicable Lenders pursuant to Section 2(d)(i) of this Appendix A.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.

“CME” means CME Group Benchmark Administration Limited.

“Committed Loan Notice” means a Committed Loan Notice, Loan Notice, Borrowing Notice, Notice of Borrowing, Continuation/Conversion Notice, Notice of Continuation/Conversion, a draw request or any similar or analogous definition in the Agreement, and such term shall be deemed to include the Committed Loan Notice attached hereto as Exhibit

A. If there is no such definition in the Agreement, “Committed Loan Notice” shall mean a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans, pursuant to Section 2(d)(i), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Amendment and any other Loan Document).

“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Dollar” and “$” mean lawful money of the United States.

“Eurodollar Rate” means LIBO Rate, Eurodollar Rate, Eurocurrency Rate, LIBOR, Adjusted LIBOR Rate, LIBOR Rate, LIBOR Daily Floating Rate, Daily Floating LIBOR Rate or any similar or analogous definition in the Agreement.

“Eurodollar Rate Loans” means a Loan that bears interest at a rate based on the Eurodollar Rate.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Amendment.

“Interest Payment Date” means, as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the applicable maturity date set forth in the Agreement; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates.

“Interest Period” means as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice (in the case of each requested Interest Period, subject to availability); provided that:

(a)
any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)
any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)
no Interest Period shall extend beyond the maturity date set forth in the Agreement.

“Required Lenders” means the Required Lenders, Requisite Lenders, Majority Lenders or any similar or analogous definition in the Agreement, subject to Section 2(g) of this Appendix A.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of the Borrower, solely for purposes of the delivery of incumbency certificates pursuant to the Agreement, the secretary or any assistant secretary of the Borrower and, solely for purposes of notices given pursuant to Section 2(d)(i), any other officer or employee of the Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the Borrower designated in or pursuant to an agreement between the Borrower and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.

“Scheduled Unavailability Date” has the meaning set forth in Section 2(g) of this Appendix A.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment” with respect to Term SOFR means 0.10% (10 basis points) for an Interest Period of one-month’s duration, 0.10% (10 basis points) for an Interest Period of three- month’s duration, and 0.10% (10 basis points) for an Interest Period of six-months’ duration.

“Successor Rate” has the meaning set forth in Section 2(g) of this Appendix A.

“Term SOFR” means:

(a)
for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and

(b)
for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Amendment.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR

Loan.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

2.
Terms Applicable to Term SOFR Loans. From and after the Amendment Effective Date, the parties hereto agree as follows, solely with respect to Term SOFR Loans:

(a)
Impacted Currency. (i) Dollars shall not be considered a currency for which there is a published LIBOR rate and (ii) any request for a new Eurodollar Rate Loan denominated in Dollars, or to continue an existing Eurodollar Rate Loan denominated in Dollars, shall be deemed to be a request for a new Loan bearing interest at Term SOFR; provided, that, (x) to the extent any Loan bearing interest at the Eurodollar Rate is outstanding on the Amendment Effective Date for a specified Interest Period, such Loan shall continue to bear interest at the Eurodollar Rate until the end of the current Interest Period applicable to such Loan and (y) to the extent any Loan bearing interest at the Eurodollar Rate is outstanding on the Amendment Effective Date and such rate fluctuates on a daily basis, such Loan shall bear interest at Term SOFR immediately upon the effectiveness of this Amendment.

(b)
References to Eurodollar Rate and Eurodollar Rate Loans in the Agreement and Loan Documents.

(i)
References to the Eurodollar Rate and Eurodollar Rate Loans in provisions of the Agreement and the other Loan Documents that are not specifically addressed herein (other than the definitions of Eurodollar Rate and Eurodollar Rate Loan) shall be deemed to include Term SOFR and Term SOFR Loans, as applicable. In addition, references to the Eurodollar Rate in the definition of Base Rate in the Agreement shall be deemed to refer to Term SOFR.

(ii)
For purposes of any requirement for the Borrower to compensate Lenders for losses in the Agreement resulting from any continuation, conversion, payment or prepayment of any Loan on a day other than the last day of any Interest Period (as defined in the Agreement) (the “Breakage Provisions”), references to the Interest Period (as defined in the Agreement) shall be deemed to include any relevant interest payment date or payment period for a Term SOFR Loan.

(c)
Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Amendment, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

(d)
Borrowings, Conversions, Continuations and Prepayments of Term SOFR Loans. In addition to any other borrowing or prepayment requirements set forth in the Agreement or any other Loan Document:

(i)
Term SOFR Loans. Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by

(A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (Eastern time) two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in the minimum amounts set forth in the Agreement for Loans denominated in Dollars and bearing interest at the Eurodollar Rate. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(ii)
Conforming Changes. With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Amendment or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

(iii)
Committed Loan Notice. For purposes of a Borrowing of Term SOFR Loans, or a continuation of a Term SOFR Loan, the Borrower shall use the Committed Loan Notice attached hereto as Exhibit A.

(iv)
Voluntary Prepayments of Term SOFR Loans. The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment (which notice shall be revocable), at any time or from time to time voluntarily prepay the Term SOFR Loans in whole or in part without premium or penalty (except as otherwise specified in the Agreement); provided that such notice must be received by the Administrative Agent not later than 11:00 a.m. (Eastern time) two Business Days prior to any date of prepayment of Term SOFR Loans.

(e)
Interest.

(i)
Subject to the provisions of the Agreement with respect to default interest, each Term SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of Term SOFR for such Interest Period plus the Applicable Rate.

(ii)
Interest on each Term SOFR Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified in the Agreement; provided, that any prepayment of any Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to the Breakage Provisions. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any debtor relief law.

(f)
Computations. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest with respect to Term SOFR Loans shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to the provisions in the Agreement addressing payments generally, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(g)
Inability to Determine Rates; Successor Rates.

(i)
Defined Terms. For purposes of this Section 2(g), those Lenders that either have not made, or do not have an obligation under the Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.

(ii)
Inability to Determine Rate. If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (x) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 2(g)(iii), and the circumstances under clause

(x) of Section 2(g)(iii) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (y) the Administrative Agent or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (y) of this Section 2(g)(ii), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (x) the Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and (y) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans at the end of their respective applicable Interest Period.

(iii)
Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Amendment or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(x)
adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(y)
CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative

Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which the one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease, provided, that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which the one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (y) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Amendment or any other Loan Document (the “Successor Rate).

If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (A) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (B) if the events or circumstances of the type described in Section 2(g)(iii)(x) or 2(g)(iii)(y) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Amendment and the other Loan Documents solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 2(g)(iii) at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Amendment and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Amendment; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

(h)
Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.

Exhibit A

FORM OF COMMITTED LOAN NOTICE

(Term SOFR Loans)

Date: , 1

To: Bank of America, N.A., as Administrative Agent Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of March 23, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among, inter alios, EMINENT, INC., a Delaware corporation, ALLIANCE APPAREL GROUP, INC., a Delaware corporation, and ADVANCE DEVELOPMENT, INC., a Delaware corporation (collectively or individually, as applicable, the “Borrower”), the Lenders from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent.

The undersigned hereby requests (select one)2:

[Revolving Facility]

Indicate: Borrowing, Conversion or Continuation	Indicate: Borrower Name	Indicate: Requested Amount	Indicate: Term SOFR Loans	For Term SOFR Loans Indicate: Interest Period (e.g., 1, 3 or 6 month interest period)

1 Note to Borrower. All requests submitted under a single Committed Loan Notice must be effective on the same date. If multiple effective dates are needed, multiple Committed Loan Notices will need to be prepared and signed. 2 Note to Borrower. For multiple borrowings, conversions and/or continuations for a particular facility, fill out a new row for each borrowing/conversion and/or continuation.

The Borrowing, if any, requested herein complies with the requirements set forth in the Agreement.

EMINENT, INC.,

a Delaware corporation

By:

Name: [Type Signatory Name]

Title: [Type Signatory Title]

ALLIANCE APPAREL GROUP, INC.,

a Delaware corporation

By:

Name: [Type Signatory Name]

Title: [Type Signatory Title]

ADVANCE DEVELOPMENT, INC.,

a Delaware corporation

By:

Name: [Type Signatory Name]

Title: [Type Signatory Title]